Exhibit 99.2

FOR IMMEDIATE RELEASE

COMPANY CONTACT

Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer and Treasurer
(609) 387-7800, ext. 1216

BURLINGTON COAT FACTORY ANNOUNCES RECORD DATE AND MEETING
DATE FOR SPECIAL MEETING OF STOCKHOLDERS

Burlington, New Jersey - March 1, 2006 - Burlington Coat Factory Warehouse Corporation (NYSE - BCF) announced today that its Board of Directors has set March 8, 2006 as the record date for stockholders entitled to vote at the special meeting of the Company to be held on April 10, 2006 to consider the proposal to adopt the merger agreement previously announced on January 18, 2006 pursuant to which the Company has agreed to be acquired by affiliates of Bain Capital Partners, LLC.

The Company will file a definitive proxy statement with the Securities and Exchange Commission concerning the proposed merger. Holders of Company common stock are urged to read the proxy statement when it becomes available because it will contain important information. In addition, the Company's directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company with respect to the proposed merger. Information about the directors and executive officers of the Company will be available in the proxy statement that the Company will file with the Securities and Exchange Commission. Investors will be able to obtain a free copy of such proxy statement, when it is available, and any other relevant documents filed by the Company at the Commission's website, http://www.sec.gov, or by contacting the Company at: 1830 Route 130, Burlington, New Jersey 08016, Attention: Investor Relations.